Exhibit 99.(8)(p)4

AMENDMENT TO PARTICIPATION AGREEMENT

AMONG

T. ROWE PRICE EQUITY SERIES, INC.,

T. ROWE PRICE INVESTMENT SERVICES, INC.,

AND

NATIONAL LIFE INSURANCE COMPANY

WHEREAS, National Life Insurance Company, T. Rowe Price Equity Series, Inc. and T. Rowe Price Investment Services, Inc. entered into a Participation Agreement effective May 1, 2004, as amended (“Participation Agreement”); and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written agreement; and

WHEREAS, the parties desire to amend the Participation Agreement to add the T. Rowe Price Mid-Cap

Growth Portfolio to the Designated Portfolios listed in Schedule A.

NOW THEREFORE, the parties do hereby agree:

1.                                      Schedule A is hereby replaced with the attached Schedule A effective March 1, 2016.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative.

COMPANY:	NATIONAL LIFE INSURANCE COMPANY

By its authorized officer

	By:	/s/ Scott Edblom
	Name:	Scott Edblom
	Title:	Vice President, Product Strategy & Innovation
	Date:	April 1, 2016

FUND:	T. ROWE PRICE EQUITY SERIES, INC.

By its authorized officer

	By:	/s/ Darrell N. Braman
	Name:	Darrell N. Braman
	Title:	Vice President

	Date:	4/6/16

UNDERWRITER:	T. ROWE PRICE INVESTMENT SERVICES, INC.

By its authorized officer

	By:	/s/ Fran Pollack-Matz
	Name:	Fran Pollack-Matz
	Title:	Vice President

	Date:	4/7/16

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Designated Portfolios

National Variable Life Insurance Account

VariTrak Variable Universal Life Insurance, Sentinel Estate Provider Survivorship Variable Life Insurance, Sentinel Benefit Provider Variable Universal Life Insurance Investor Select, Insurance Variable Universal Life

T. Rowe Price Equity Series, Inc.
(established February 1, 1985)		- T. Rowe Price Blue Chip
Growth Portfolio
- T. Rowe Price Equity
Income Portfolio
- T. Rowe Price Health
Sciences Portfolio
- T. Rowe Price Mid-Cap Growth
Portfolio
- T. Rowe Price Personal
Strategy Balanced
Portfolio

National Variable Annuity Account II	Sentinel Advantage
(established November 1, 1996)	Variable Annuity

A-1